Exhibit 10.33
                                                                   -------------
                                 LOAN AGREEMENT
           (Term Loan A-$2,012,500.00 and Term Loan B - $2,012,500.00)


Wachovia Bank, National Association
702 Hamilton Street
Allentown, Pennsylvania  18101
(Hereinafter referred to as the "Bank")

Paragon Technologies, Inc.
600 Kuebler Road
Easton, Pennsylvania  18040

Ermanco Incorporated
6870 Grand Haven Road
Spring Lake, Michigan 49456
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into June 5, 2003, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes dated the date hereof or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially and adversely since the date(s) of such documents heretofore provided. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To the knowledge of Borrower's senior management, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or, to the knowledge of Borrower's senior management, threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank. Regulation U. None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Accounts Payable Aging. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, a detailed payables report including aging of payables by total, vendor names and addresses, a reconciliation statement, and the original date of each invoice. Accounts Receivable Aging. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, a detailed receivables report including totals, customer names and addresses, a reconciliation statement, and the original date of each invoice. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now being conducted. Compliance with Laws. Comply, in all material respects, with all applicable federal, state, local and other environmental, zoning, occupational safety, health, employment, discrimination, labor and other laws and regulations. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements in connection therewith, as defined in the 11 U.S.C. ss. 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Inventory Reports. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, an inventory report showing individual values for raw materials, work-in-progress, finished products and any inventory obsolescence. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent



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allowed by this Agreement. Non-Default Certificate From Borrower. Deliver to
Bank, with the Financial Statements required below, a certificate signed by a principal financial officer of Borrower in the form of Exhibit "A" attached hereto and made a part hereof, stating that Borrower is in compliance with the financial covenants certified herein, setting forth the applicable calculations, and warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Notice of Default and Other Notices.
(a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business;
(ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower in excess of $50,000.00; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change in Fiscal Year. Change its fiscal year from December 31 without the consent of Bank. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents;
(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except (a) investments in AIM Funds with Bank, (b) investments in direct obligations of the United States Government, and (c) certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. Dividends. Declare or pay dividends in an amount in excess of fifteen percent (15%) of its net income during the fiscal year ending December 31, 2003 and thereafter. Joint Ventures. Invest or participate in or become a joint venturer in any new joint venture or partnership. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $50,000.00. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $25,000.00 which is not discharged or execution is not stayed within 30 days of entry. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so; provided, however, that (a) at any time without penalty or fee, Borrower may prepay indebtedness to Bank, subject to the provisions set forth in the Notes, (b) at any time, Borrower may prepay indebtedness to former shareholders of Ermanco Incorporated (the "Subordinated Debt") so long as the outstanding principal amount of the Subordinated Debt is not less than $2,000,000.00, (c) beginning with the quarter ending June 30, 2003, and thereafter, Borrower may make cash payments of



                                     Page 3
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interest only on the Subordinated Debt provided that (i) Borrower is in full compliance with all Financial Covenants as set forth herein, including without limitation, the Funds Flow Coverage Ratio set forth herein, and (ii) said payments do not cause to exist any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, and (d) at any time after payment in full of the obligations under that Promissory Note (Term Loan
B) executed contemporaneously herewith, Borrower may prepay all amounts of Subordinated Debt then or thereafter outstanding. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable: Funds Flow Coverage Ratio. Borrower shall, for the quarter ending June 30, 2003, and thereafter maintain a Funds Flow Coverage Ratio of not less than 1.25 to 1.00, measured quarterly. "Funds Flow Coverage Ratio" shall mean the sum of quarterly earnings (excluding earnings attributed to SI/Baker) before interest expense, taxes, depreciation, amortization, and extraordinary gains as defined in generally accepted accounting principles, plus quarterly dividends distributed by SI/Baker and paid to Borrower divided by the sum of the current maturity of long term debt plus interest expense due and payable for the subject quarter. Total Liabilities to Net Worth Ratio. Borrower shall, from closing until fiscal year-end December 31, 2003, maintain a ratio of Total Liabilities to Net Worth of not more than 1.75 to 1.00, to be measured quarterly at each quarter's end. "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, all in accordance with generally accepted accounting principles applied on a consistent basis. "Net Worth" shall mean total assets (including the investment in SI/Baker) minus Total Liabilities. Current Ratio. Borrower shall maintain a Current Ratio of not less than 1.20 to 1.00, measured quarterly at each quarter's end. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" shall mean all assets which are so classified in accordance with generally accepted accounting principles. "Current Liabilities" shall mean all liabilities which are so classified in accordance with generally accepted accounting principles. Deposit Relationship. Borrower shall maintain its primary depository account with Bank. Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, if, giving effect to such additional debt on a pro forma basis causes the aggregate amount of Borrower's debt to exceed $400,000.00, excluding (a) obligations to Bank; and (b) Subordinated Debt payable to the former shareholders of Ermanco Incorporated, which shall not exceed $3,000,000.00 in the aggregate. Minimum Liquidity. Borrower shall, at all times, maintain not less than $2,000,000.00 in cash, measured at quarters end, excluding any cash of Borrower held as collateral by Bank for Term Loan A under the Security Agreement of even date.

Upon payment in full of the obligations under that Promissory Note (Term Loan B) executed contemporaneously herewith, all of the Financial Covenants as set forth herein (with the exception of the "Deposit Relationship" requirement) shall terminate.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Fee. Simultaneously with the execution of this Agreement by Borrower, Borrower shall deliver to Bank a modification fee in the amount of $5,000.00. In addition, Borrower shall pay all legal fees associated with preparing this Agreement.

                          [text continued on next page]







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This Loan Agreement amends, restates and supersedes in its entirety that certain
Loan Agreement (Term Loan) dated September 30, 1999, between Borrower and Bank, as heretofore amended.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                 PARAGON TECHNOLOGIES, INC.


                                 By: /s/ William R. Johnson               (SEAL)
                                   -------------------------------------
                                     William R. Johnson, President


                                 ERMANCO INCORPORATED


                                 By: /s/ Ronald J. Semanick               (SEAL)
                                     -------------------------------------
                                     Name:  Ronald J. Semanick, Treasurer
                                     Title: Treasurer


                                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                 By: /s/ Peter A. Gray                    (SEAL)
                                     -------------------------------------
                                     Peter Gray, Vice President



















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                                    Exhibit A
                        Quarterly Compliance Certificate
         Borrowers: Paragon Technologies, Inc. and Ermanco Incorporated
                             Account#______________

Wachovia Bank, National Association                         No. ________________
702 Hamilton Street
Allentown, Pennsylvania 18101                               Date________________

I hereby certify that as of ___________ (the "effective date"), the Borrowers are in full and complete compliance with all terms, conditions and covenants contained in that certain Loan Agreement dated June ___, 2003 between Wachovia Bank, National Association and the Borrowers and all Loan Documents as referenced therein, including without limitation, the following financial covenants:

1.     Funds Flow Coverage Ratio for the subject quarter is _________ to 1.00, calculated as follows:
                Quarterly earnings before interest expense, taxes, depreciation, amortization and extraordinary gains (as defined by generally accepted accounting principles)  .  .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                Minus quarterly earnings attributed to SI/BAKER . . . . . . . . . . . . . . . . . . . $ ______________
                  Plus quarterly dividends distributed by SI/BAKER  . . . . . . . . . . . . . . . . . $ ______________
       (a)      Total  . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________

                Current maturity of long-term debt due and payable for subject quarter  . . . . . . . $ ______________
                Quarterly interest expense .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
       (b)      Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                           (a) Divided by (b) = ________ to 1.00        [not less than 1.25 to 1.00]

2.     Total Liabilities to Net Worth Ratio is ________ to 1.00, calculated as follows:

       (a)      Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
       (b)      Total Liabilities (excluding subordinated debt) . . . . . . . . . . . . . . . . . . . $ ______________
       (c)      Net Worth (a  less b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________

       Total Liabilities (excluding subordinated debt) to Net Worth Ratio (b divided by c) is __________ to 1.00
                           [must be not more than 1.75 to 1.00]

3.     Current Ratio is __________ to 1.00, calculated as follows:

       (a)      Current Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
       (b)      Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                           (a) Divided by (b) = ________ to 1.00 [must be not less than 1.20 to 1.00]

4.     Borrower's Aggregate Debt
                Borrower's Outstanding Debt (List)
                Obligations to Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                Obligations to Other Institutional Lenders  . . . . . . . . . . . . . . . . . . . . . $ ______________
                Obligations to Shareholders, Subsidiaries and Other Affiliates  . . . . . . . . . . . $ ______________
                Capital Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
       (a)      Total Outstanding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                           Bank Obligations ($___________)
                           Subordinated Notes to former Ermanco shareholders ($__________)
                            [not to exceed $3,000,000.00]
       (b)      Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ ______________
                                  (a) minus (b) = $________________
                                          [not to exceed $400,000.00]

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5.     Minimum Liquidity is $_________________ [must not be less than
       $2,000,000.00, excluding cash collateral maintained for Term Loan A]

I hereby certify to the best of the undersigned's knowledge, information, and belief, this above financial information, as derived from each Borrowers' accounting records, as true and correct in all material respects, and that no material adverse change in the financial condition of either Borrower has occurred since the effective date of this certification.

                                       PARAGON TECHNOLOGIES, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


















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